Exhibit 10.23

AMENDMENT NO. 1

TO

AGREEMENT TO PROVIDE SERVICES

This Amendment No. 1 to Agreement to Provide Services (the “Amendment”), dated as of July 12, 2001, is by and between Hauser, Inc., a Delaware Corporation (the “Company”), Kenneth Cleveland Associates, Inc. (the “Contractor”) and Kenneth C. Cleveland (“Cleveland”).

WHEREAS, the parties have already entered into that certain Agreement to Provide Services, dated as of August 1, 2000 (the “Agreement”);

WHEREAS, the Company has requested that Cleveland serve as Chief Executive Officer of the Company; and

WHEREAS, the Company, the Contractor and Cleveland wish to amend the Agreement as set forth herein;

NOW, THEREFORE, the parties hereto agree that:

1.             Definitions.  Capitalized terms used in this Amendment without definition shall have the meaning ascribed to them in the Agreement.

2.             Amendments.

a.             Appointment.  Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“Appointment.  The Company hereby appoints (the “Appointment”) the Contractor and the Contractor hereby agrees to provide services to the Company which shall consist of Cleveland serving as Chief Executive Officer of the Company.  The term of the Contractor’s Appointment (the “Term”) shall commence on November 1, 2000 (the “Commencement Date”) and shall terminate on August 1, 2004.”

b.             Duties.  Section 2 of the Agreement is hereby amended and restated in its entirety as follows:

“Duties.  During the Term, the Contractor shall cause Cleveland to serve as Chief Executive Officer of the Company, on the terms and subject to the conditions hereinafter set forth.  Cleveland shall serve as a Chief Executive Officer of the Company and, in such capacity, shall report directly to the Board of Directors of the Company (the “Board of Directors”) and shall have such duties as are typically performed by a chief executive officer of a corporation, together with such additional duties, commensurate with Cleveland’s position as Chief Executive Officer of the Company, as may be assigned to Cleveland from time to time by the Board of Directors.”

c.             Fees and Expenses.  Section 3 of the Agreement shall be amended to add the following paragraph at the end thereof:

(d)  Prior to July 10, 2002, the Company shall pay Contractor a bonus for the fiscal year ended March 31, 2002 of one hundred thousand dollars ($100,000); provided, however, that (y) the Company achieves the operating results for such fiscal year as set forth in the annual budget for such fiscal year as approved by the Board of Directors and (x) Contractor shall use at least $50,000 of such bonus to purchase, for itself or Cleveland, restricted common stock, par value $.001 per share, of the Company (the “Restricted Stock”) at a purchase price per share equal to the then current Market Price of the Common Stock and subject to the same restrictions as set forth in the Restricted Stock Agreement, dated as of July 11, 2001, between the Company and Cleveland.  Such Restricted Stock shall be purchased pursuant to a restricted stock agreement, the form of which is attached hereto as Exhibit A, within 30 days of Contractor’s receipt of such bonus.  For purposes hereof, the term “Market Price” shall mean the average closing price of a share of common stock or other security for the 15 consecutive trading days preceding such day on the principal national securities exchange on which the shares of common stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 15 trading day period on the Nasdaq National Market or, if the shares are not listed on the Nasdaq National Market, in the over-the-counter market or, if the shares of common stock or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly and in good faith by the Board of Directors of the Company.

d.             Termination.  Section 4 of the Agreement is hereby amended and restated in its entirety as follows:

SECTION 4.           Termination.  Prior to the end of the Term, the Company and the Contractor shall have the right to terminate the Appointment of the Consultant upon 6 months’ prior notice.  In the event of a termination for any reason, all payments under Sections 3 hereof shall terminate immediately.

e.             Notices.  Section 6(c)(i)(2) is hereby amended and restated in its entirety as follows:

(2)  if to the Company, at 2550 El Presido Street, Long Beach, CA 90810–1193 (facsimile: (310) 637–9807), marked for the attention of the Chief Financial Officer, or at such other address or facsimile number as it may have furnished in writing to the Executive,

3.             Miscellaneous.

a.             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

b.             Paragraph and Section Headings.  The headings of the sections and subsections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part thereof.

c.             Severability.  In the event that any part or parts of this Amendment shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Amendment which shall remain in full force and effect.

d.             Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written:

Hauser, Inc.

By: /s/ Harvey L. Sperry
Harvey L. Sperry, Director

Contractor

By : /s/ Kenneth C. Cleveland
Kenneth C. Cleveland, President

Cleveland

By : /s/ Kenneth C. Cleveland
Kenneth C. Cleveland

Exhibit A

to Exhibit

10.23

HAUSER, INC.
RESTRICTED STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of the        day of          , 200  , between Hauser, Inc., a Delaware corporation (the “Company”), and Kenneth C. Cleveland (the “Buyer”).  Except as specifically provided herein, capitalized terms used herein shall have the meanings attributed to them in the Hauser, Inc. 1999 Stock Incentive Plan.

WHEREAS, the parties desire that the Buyer purchase from the Company, and the Company sell to the Buyer, the Restricted Stock, as defined herein, on the terms and conditions set forth herein, in exchange for the Buyer’s payment to the Company of a cash purchase price of $[Market Value on Day of Purchase] per share.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.               Sale of Restricted Stock.  The Company, hereby sells to the Buyer                        shares of common stock of the Company on the terms and conditions set forth herein (the “Restricted Stock”) and the Buyer hereby purchases the Restricted Stock for an aggregate purchase price of $                         (the “Purchase Price”).

2.               Section 83(b) Election.  As a condition to the receipt of the Restricted Stock, the Buyer shall complete and execute four copies of the Section 83(b) Election Form, which are attached hereto as Exhibit A, and the Buyer shall submit three copies of the executed Section 83(b) Election Form to the Company by [29 days from date of Agreement].  The Buyer agrees to retain the fourth copy of the Section 83(b) Election Form and will submit it with the Buyer’s income tax return for the 200_ tax year.

3.               Certificates.  Certificates evidencing the shares of Restricted Stock shall be issued by the Company and shall be registered in the Buyer’s name on the stock transfer books of the Company promptly after the date hereof.  As a condition to the receipt of this Restricted Stock, the Buyer shall execute a stock power, in blank, with respect to such Restricted Stock and deliver the same to the Company, a copy of which is attached hereto as Exhibit B.

4.               Legend on Certificates.  Each certificate representing Restricted Stock awarded hereunder shall bear the following legend until the end of the period prior to the date the Restricted Stock fully vests as set forth in Section 7 hereof (the “Restricted Period”):

                “Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Purchase Agreement, dated as of                 , 200   between Hauser, Inc. and Kenneth C. Cleveland.  A copy of such Agreement is on file at the offices of the Hauser, Inc.”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

5.             Non–Transferability.  During the Restricted Period, the Buyer may not sell, transfer, pledge, or otherwise encumber or dispose of the Restricted Stock, other than by will or the laws of descent and distribution.  Any such transfer, pledge or encumbrance shall be void and unenforceable against the Company.

6.             Forfeiture of Shares.  If the Buyer shall cease to be employed by the Company for any reason (other than death or permanent disability) (a “Forfeiture Event”) prior to the end of the Restricted Period the Company may, in its sole discretion, elect that all shares of Restricted Stock be forfeited by the Buyer to the Company and, upon notice to Buyer of such election, the Buyer shall have no further rights with respect thereto.  Any such election by Company shall be made by giving notice thereof to Buyer and paying Buyer an amount equal to the Purchase Price within 30 days of such Forfeiture Event.  Whether employment has been terminated for the purposes of this Agreement, and the reasons therefore, shall be determined by the Committee, whose determination shall be final, binding and conclusive.

7.             Vesting.  The “Restricted Period” shall be the period commencing on the date of issuance of the Restricted Stock and ending on the earlier of (a) May 31, 2004 or (b) the death of the Buyer.  The Restricted Stock shall become fully vested and the restrictions imposed thereon shall lapse on the last day of the Restricted Period.

8.             Delivery of Share Certificates.  Upon payment for the shares of Restricted Stock granted hereunder, the certificates evidencing such Restricted Stock shall be delivered promptly to the Buyer.  In the case of the Buyer’s death, such certificates will be delivered to the beneficiary designated in writing by the Buyer pursuant to a form of designation provided by the Company, to the Buyer’s legatee or legatees, or to his personal representatives or distributes, as the case may be.

9.             Binding Effect.  This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

10.           Governing Law.  This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of law thereof.

11.           No Employment Rights.  Neither this Agreement nor any action taken hereunder shall be construed as giving the Buyer any right to be retained in the employ or service of the Company or any Subsidiary.

12.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

EXECUTED effective as of the day and year first written above.

HAUSER, INC.

By:
Name:
Title:

BUYER:

Name: Kenneth C. Cleveland